EXHIBIT 11.1

                     UNITED PAYORS & UNITED PROVIDERS, INC.
                                AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)


                                                            Three Months Ended September 30,
                                                                 1997             1996
                                                            --------------   --------------
                                         PRIMARY

Net income                                                    $  3,978,553   $  2,601,979
                                                              ============   ============

Weighted average number of common shares outstanding:
   Shares outstanding from beginning of period                  11,526,786      8,800,000
   Other issuances of common stock                                      --      2,535,205
   Purchases of treasury stock                                     (63,261)          (897)
   Common stock equivalents:
Additional equivalent shares issuable from assumed
       exercise of common stock options                            320,237             --
                                                              ------------   ------------

Weighted average common and common share equivalents            11,783,762     11,334,308
                                                              ============   ============

Net income per common share                                   $       0.34   $       0.22
                                                              ============   ============



                                       FULLY DILUTED

Net income                                                    $  3,978,553   $  2,601,979
                                                              ============   ============

Weighted average number of common shares outstanding:
   Shares outstanding from beginning of period                  11,526,786      8,800,000
   Other issuances of common stock                                      --      2,535,205
   Purchases of treasury stock                                     (63,261)          (897)
   Common stock equivalents:
Additional equivalent shares issuable from assumed
   exercise of common stock options                                459,164             --
                                                              ------------   ------------

Weighted average common and common share equivalents            11,922,689     11,334,308
                                                              ============   ============

Net income per common share                                   $       0.33   $       0.22
                                                              ============   ============

EXHIBIT 11.2

                     UNITED PAYORS & UNITED PROVIDERS, INC.
                                AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                                   (Unaudited)

                                                            Nine Months Ended September 30,
                                                                 1997            1996
                                                            --------------   -------------
                                       PRIMARY

Net income                                                    $ 10,789,461   $ 7,611,449
                                                              ============   ===========

Weighted average number of common shares outstanding:
   Shares outstanding from beginning of period                  11,551,136     8,800,000
   Other issuances of common stock                                  13,802       851,241
   Purchases of treasury stock                                     (38,453)         (301)
   Common stock equivalents:
Additional equivalent shares issuable from assumed
   exercise of common stock options                                157,097            --
                                                              ------------   -----------

Weighted average common and common share equivalents            11,683,582     9,650,940
                                                              ============   ===========

Net income per common share                                   $       0.92   $      0.79
                                                              ============   ===========



                                     FULLY DILUTED

Net income                                                    $ 10,789,461   $ 7,611,449
                                                              ============   ===========

Weighted average number of common shares outstanding:
   Shares outstanding from beginning of period                  11,551,136     8,800,000
   Other issuances of common stock                                  13,802       851,241
   Purchases of treasury stock                                     (38,453)         (301)
   Common stock equivalents:
Additional equivalent shares issuable from assumed
   exercise of common stock options                                330,652            --
                                                              ------------   -----------

Weighted average common and common share equivalents            11,857,137     9,650,940
                                                              ============   ===========

Net income per common share                                   $       0.91   $      0.79
                                                              ============   ===========